EXHIBIT 10.4

SUBLEASE AGREEMENT

ADDENDUM 2

THIS SUBLEASE AGREEMENT ADDENDUM 2 (“Addendum 2”) is entered into and effective as of May 1, 2016 (“Effective Date”), and amends that certain Sublease Agreement between River Ridge Sunshine Farms LLC, a Washington State limited liability company (“Landlord”), and Fourdub LLC, a Washington State limited liability company (“Tenant”), entered into and effective as of May 1, 2015 (“Sublease Agreement”).

The Sublease Agreement is hereby amended as follows:

Rent and Other Payments

1.3.1

Tenant agrees to pay Landlord a monthly rental fee for the Premises (“Base Rent”) of 63 cents ($0.63) per square foot of the total Plant Canopy.

1.3.3

On the first (1st) day of the each month Tenant agrees to pay Landlord a minimum of $3,000 per month towards Base Rent with the balance accruing monthly. Payment of any accrued and unpaid Base Rent will be deferred until the harvest and sale of the Tenant’s crops.

2.3

Regular Maintenance by Tenant

2.3.1

Tenant shall keep the Premises clean, sanitary, and in good condition and, upon expiration of the Lease Term, return the Premises to Landlord in a condition identical to that which existed when the Tenant took occupancy except for ordinary wear and tear.

2.3.2

Tenant is responsible for all grounds maintenance including, but not limited to, lawn cutting, edging, weeding, and proper watering to ensure the grounds are properly maintained. Should Tenant cause the grounds to deteriorate, overgrow, or otherwise fall out of properly maintained condition, Landlord reserves the right to secure the services of a professional grounds maintenance company at the Tenant’s expense.

5.1

Utilities

5.1.3

Tenant shall connect and directly pay for all water, sewer, drainage, gas, electricity, security, janitorial, garbage removal, heat, cleaning, telephone, internet, cable services, and other utilities and services used by Tenant on the Premises during the Lease Term. Tenant shall set up accounts with the applicable service providers to ensure such services are billed directory to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum 2 on the Effective Date set forth above.

LANDLORD: River Ridge Sunshine Farms, LLC

By: /s/ Ricardo Esparza
Name: Ricardo Esparza
Title: Member

TENANT: Fourdub LLC

By: /s/ Jeremy Jacola	By: /s/ Paul Rossner
Name: Jeremy Jacola	Name: Paul Rossner
Title: Member	Title: Member